Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-136849) of Transcontinental Gas Pipe Line Company, LLC and in the related Prospectuses of our report dated February 23, 2009, with respect to the financial statements and schedule of Transcontinental Gas Pipe Line Company, LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young
Houston, Texas
February 23, 2009